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                                                                    EXHIBIT 23.4



                           T.J. SMITH & COMPANY, INC.
                             Oil and Gas Consulting
                             1331 Lamar, Suite 1340
                            Houston, Texas 77010-3027

                               Tel: (713) 651-0651
                               Fax: (713) 655-7613

                     CONSENT OF T. J. SMITH & COMPANY, INC.


         As independent oil and gas consultants, T. J. Smith & Company, Inc. hereby consents to the references to our firm in this registration statement on Form S-3 (the "Registration Statement") of Mission Resources Corporation (the "Company"), and to the incorporation by reference into the Registration Statement of our report dated as of December 31, 2001 set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                            T. J. Smith & Company, Inc.


                                            By: /s/ T. J. Smith
                                                --------------------------------
                                                T. J. Smith, P.E.

Houston, Texas
September 23, 2004